                                  EXHIBIT 11
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                  Year Ended December 31,
                                                     ------------------------------------------------
                                                     (Dollars in thousands except per share amounts.)

                                                          1995               1994             1993
PRIMARY                                                   ----               ----             ----
- -------
Average common shares outstanding                       20,874,336        10,158,346         9,885,375
Stock options-treasury stock method                        141,070            28,361            43,634
2-for-1 stock split effected in the form of a
100% stock dividend paid November 20, 1995                       -        10,186,707         9,929,009
                                                       -----------       -----------       -----------
Average primary shares outstanding                      21,015,406        20,373,414        19,858,018
                                                       ===========       ===========       ===========
Adjusted net income                                    $    35,504       $    30,728       $    32,935
                                                       ===========       ===========       ===========
Per share amount                                       $      1.69       $      1.51       $      1.66
                                                       ===========       ===========       ===========
FULLY DILUTED
- -------------
Average common shares outstanding                       20,874,336        10,158,346         9,885,375
Stock options-treasury stock method                        141,070            36,661            43,634
Convertible subordinated debentures
assumed converted                                                -                 -            96,675
2-for-1 stock split effected in the form of a
100% stock dividend paid November 20, 1995                       -        10,195,007        10,025,684
                                                       -----------       -----------       -----------
Average fully diluted shares outstanding                21,015,406        20,390,014        20,051,368
                                                       ===========       ===========       ===========
Net income                                             $    35,504       $    30,728       $    32,935
Add: Interest on convertible subordinated
debentures, after taxes                                          -                 -               116
                                                       -----------       -----------       -----------
Adjusted net income                                    $    35,504       $    30,728       $    33,051
                                                       ===========       ===========       ===========
Per share amount                                       $      1.69       $      1.51       $      1.65
                                                       -----------       -----------       -----------